Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of the date set forth on the signature page hereto (the “Agreement”), between by 1847 Asien Inc, a Delaware corporation (the “Buyer”), and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992 (the “Seller,” and collectively with Company, the “Parties”).

RECITALS

The Buyer desires to purchase from the Seller, and Seller desires to sell to the Buyer, 415,000 common shares of 1847 Holdings LLC (“Holdings”), that, in the aggregate, have a value as mutually agreed by the Parties that is equal to Eight Hundred Thirty Thousand Dollars ($830,000) (the “Shares”), which are all of the common shares of Holdings that are held by the Seller.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to, and agreed by and between the Parties as follows:

1. Purchase and Sale of Shares. The Seller hereby sells, transfers, conveys and delivers unto the Buyer the Shares, and the Buyer hereby acquires and purchases from the Seller the Shares.

2. Issuance of Note. As consideration for the Shares, the Buyer is issuing to the Seller a two-year, 6% amortizing promissory note in the aggregate principal amount of One Million, Thirty-Seven Thousand, Five Hundred Dollars ($1,037,500), in the form attached hereto as Exhibit A (the “Note”).

3. The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by exchange of documents among the Parties by electronic mail, fax or courier, as appropriate, on the date hereof.

4. Representations and Warranties of Seller. The Seller represents and warrants to the Buyer as follows:

(a) The Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and to sell, assign, transfer and deliver to the Buyer the Shares as contemplated hereby. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Seller, will violate or result in a breach of any term or provision of any agreement to which the Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any properties or assets of the Seller.

(c) This Agreement has been duly and validly executed by the Seller, and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

(d) The Seller owns the Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Shares to the Buyer, the Buyer will acquire good, valid and marketable title thereto free and clear of all Liens. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock or other securities of Holdings (other than pursuant to this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Holdings.

(e) The Seller acknowledges that it is a sophisticated entity or individual (as applicable) familiar with transactions similar to those contemplated by this Agreement and is aware of the Holding’s business, affairs and financial condition and has received all the information that it considers material, necessary or appropriate in determining whether to sell the Shares and further acknowledges that such information is sufficient to allow the Seller to reach an informed decision to sell the Shares. The Seller hereby represents that it has had an opportunity to ask questions and receive answers from Holdings and its employees regarding the business, properties, prospects and financial condition of Holdings, including, without limitation, any strategic transaction, public securities offering, private financing transaction (whether equity or debt), merger, consolidation, recapitalization, reclassification, reorganization, change of control transaction, sale of assets or securities, liquidation or similar transaction which have been, are being or may be contemplated by Holdings. The Seller hereby acknowledges that any future sales of Holdings’ capital stock could be at a premium or a discount to the consideration paid hereunder for the Shares, and such sale could occur at any time or not at all. The Seller represents that it has not relied on the Buyer for any information, including without limitation, any information regarding Holdings or the value of the Shares, and the Seller further acknowledges that except for the express representations and warranties made by the Buyer in Section 5, the Buyer has not made any representation or warranty to the Seller with respect to the transactions contemplated herein or otherwise. The Seller acknowledges that neither the Buyer, Holdings, nor any of their respective affiliates is acting as a fiduciary or financial or investment adviser to the Seller for purposes of the sale of the Shares, and has not given the Seller any investment advice, opinion or other information on whether the sale of the Shares is prudent.

(f) The Seller acknowledges that (i) Buyer currently may have, and later may come into possession of, information with respect to Holdings that is not known to the Seller and that may be material to a decision to sell the Shares (“Seller Excluded Information”), (ii) the Seller has determined to sell the Shares notwithstanding its lack of knowledge of the Seller Excluded Information and (iii) Buyer shall have no liability to the Seller, and the Seller waives and releases any claims that it might have against Buyer whether under applicable securities laws or otherwise, with respect to the Buyer of Seller Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement. The Seller has had a reasonable opportunity to consult with legal counsel of its own choosing (as well as tax and financial advisors of its own choosing) regarding this Agreement and the transactions contemplated hereby. The Seller has had an opportunity to review with its tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Seller is relying solely on its own legal counsel and advisors and not on any statements or representations of any of (x) Holdings or of any of Holdings’ affiliates, officers, directors, stockholders, agents, representatives, legal counsel or advisors; and (y) the Buyer or of any of the Buyer’s affiliates, officers, directors, stockholders, agents, representatives, legal counsel or advisors. The Seller understands that it (and not Holdings) shall be responsible for the Seller’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement. The Seller understands that Buyer will rely on the accuracy and truth of the representations set forth herein, and the Seller hereby consents to such reliance.

(g) The Seller is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

(h) At no time was the Seller presented with or solicited by any publicly issued or circulated form of general advertising or solicitation in connection with the Shares.

5. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

(a) The Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Buyer, will violate or result in a breach of any term or provision of any agreement to which the Buyer is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any properties or assets of the Seller.

(c) The Buyer is acquiring the Shares for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act of 1933, as amended. The Buyer agrees not to sell or otherwise transfer the Shares unless they are registered under applicable federal and state securities laws, or an exemption or exemptions from such registration are available.

(d) No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by the Buyer of this Agreement and the consummation of the transactions contemplated hereby.

(e) The Buyer (i) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended, and (ii) has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Buyer acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

6. Post-Closing Covenants. The Parties agree that if at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

7. Fees and Expenses. Each party shall be responsible for his or its own attorneys’ fees and costs.

8. Reliance. The Parties acknowledge and represent that: (a) they have read the Agreement and the Note; (b) they clearly understand the Agreement and the Note and each of their respective terms; (c) they fully and unconditionally consent to the terms of this Agreement and the Note; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement and the Note, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

9. Entire Agreement. This Agreement and other agreements referred to herein contain the entire agreement and understanding concerning the subject matter hereof between the Parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the Parties hereto acknowledges that none of the Parties hereto, agents or counsel of any Party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

10. Amendments. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the Parties hereto against whom such modification or amendment shall be claimed to be effective.

11. Enforceability. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

12. Governing Law. This Agreement shall be governed, interpreted, and construed in accordance with the laws of the State of California.

13. Counterparts. This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

BUYER:

1847 Asien Inc.

By:	/s/ Robert D. Patterson
Name:	Robert Patterson Dated: 7/29/20
Title:	Chief Executive Officer

SELLER:

Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees

of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992

By:	/s/ Joerg Christian Wilhelmsen
Name:	Joerg Christian Wilhelmsen	Dated:	7/24/20
Title:	Trustee

By:	/s/ Susan K. Wilhelmsen
Name:	Susan Kay Wilhelmsen	Dated:	7/24/20
Title:	Trustee

EXHIBIT A

PROMISSORY NOTE

(See attached)